Exhibit 5.1

May 2, 2025

CaliberCos Inc.

8901 E. Mountain View Rd. Ste. 150

Scottsdale, AZ 85258

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to CaliberCos Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the potential offer and resale from time to time of up to 13,475,412 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”) by the selling stockholders (the “Selling Stockholders”) as disclosed in the Registration Statement.

The Shares are being registered pursuant to registration rights of the holders thereto under (1) a securities purchase agreement dated March 20, 2025 entered with Mast Hill Fund, L.P. (“Mast Hill”) (“the SPA”); (2) an equity purchase agreement dated March 20, 2025 entered with Mast Hill (the “ELOC”); (3) subscription agreements entered into with certain holders (the “Note Subscription Agreements”); (4) subscription agreements entered into with certain holders (the “Preferred Subscription Agreements”); and (5) waiver and consent entered into with Mast Hill, dated April 16, 2025 (the “Waiver”). Such Shares consist of (i) up to 833,334 shares of Common Stock issuable upon conversion of a certain senior secured promissory note pursuant to the SPA (the “Mast Hill Note Shares”); (ii) 10,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “Mast Hill Warrants”) pursuant to the SPA (the “Mast Hill Warrant Shares”); (iii) 10,000 shares of Common Stock issued pursuant to the SPA (“SPA Commitment Shares”); (iv) up to 12,500,000 shares of Common Stock issuable pursuant to the ELOC (the “ELOC Shares”); (v) 10,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “ELOC Warrants”; and together with the SPA, the Mast Hill Warrants, the ELOC, the Note Subscription Agreements and the Preferred Subscription Agreements, the “Transaction Documents”) pursuant to the ELOC (“ELOC Warrant Shares”); (vi) 73,335 shares of Common Stock issuable upon exercise of common stock purchase warrants pursuant to the Note Subscription Agreements (the “Notes Warrant Shares”); (vii) 29,375 shares of Common Stock issuable upon exercise of common stock purchase warrants pursuant to the Preferred Subscription Agreements (the “Preferred Warrant Shares”); (viii) 7,348 shares of Common Stock issued pursuant to the Notes Subscription Agreements (“Notes Agreements Commitment Shares”) and (ix) 2,0000 shares of Common Stock issued pursuant to the Waiver (“Waiver Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Third Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Certificate of Designation, Preferences and Rights relating to the Series A Convertible Preferred Stock, dated November 26, 2024, (iii) the Certificate of Designation, Preferences and Rights relating to the Series AA Cumulative Redeemable Preferred Stock, dated March 5, 2025 (iv) the Amended and Restated Bylaws of the Company, (iv) the Transaction Documents, and (v) the Registration Statement.

695 Town Center Drive, 14th Floor, Costa Mesa, CA 92626 Telephone: 714.371.2500 Fax: 714.371.2550

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Francisco |

Silicon Valley | Washington, D.C.

CaliberCos Inc.

May 2, 2025

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein and have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation, and we have relied as to factual matters upon the representations, warranties and other statements made in the Transaction Documents, as applicable.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the SPA Commitment Shares, the ELOC Warrant Shares, the Notes Agreements Commitment Shares and the Waiver Shares have been issued by the Company in accordance with the terms of the respective Transaction Documents and are validly issued, fully paid and nonassessable; the Mast Hill Note Shares, the Mast Hill Warrant Shares, the ELOC Shares, the Notes Warrant Shares and the Preferred Warrant Shares, when issued by the Company and paid for in accordance with the terms of the respective Transaction Documents, will be validly issued, fully paid and nonassessable.

The opinion expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

CaliberCos Inc.

May 2, 2025

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinion included herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP